                                                            Exhibit 5.1


                          KEGLER, BROWN, HILL & RITTER

                        A LEGAL PROFESSIONAL ASSOCIATION

                                  [LETTER HEAD]




                                 March 16, 1999


Championship Auto Racing Teams, Inc.
755 West Big Beaver Road, Suite 800
Troy, MI  48084

                  Re: Registration Statement on Form S-8 Relating to the Championship Auto Racing Teams, Inc. 1997 Stock Option Plan and Director Stock Option Plan ("Plans")

Gentlemen:

         We have acted as counsel for Championship Auto Racing Teams, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 ("Registration Statement") of the issuance and sale of up to 2,100,000 shares of the Company's Common Stock, par value $.01 per share ("Shares"), to be offered, issued and sold by the Company pursuant to the Plans.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, the minutes of proceedings of the Board of Directors of the Company, the Registration Statement, including the exhibits thereto, the Plans and such other documents as we have deemed necessary for the purpose of rendering the opinion below.

         In rendering the opinion below, we have assumed that (a) upon issuance of the Shares pursuant to the Plans, the Company will have a sufficient number of authorized but unissued shares of Common Stock not restricted for other purposes to permit the issuance of the Shares, and (b) no changes occur in the applicable law or pertinent facts.

         Based upon and subject to the foregoing and the further qualifications and limitations set forth below, we are of the opinion that the Shares, when issued and sold by the Company against payment therefor in accordance with the terms of the Plans and the Registration Statement, will be validly issued, fully paid and non-assessable.

                         KEGLER, BROWN, HILL, & RITTER

                       A LEGAL PROFESSIONAL ASSOCIATION


March 16, 1999
Page 2



         This opinion is limited to the federal laws of the United States and to the General Corporation Law of the State of Delaware in effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the issuance of the Shares pursuant to the Plans and the filing of the Registration Statement. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our prior written consent.

         Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            KEGLER, BROWN, HILL & RITTER
                                            CO., L.P.A.



                                            By: /s/ Amy M. Shepherd
                                               ------------------------------
                                               Amy M. Shepherd, Vice President